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                                                                    EXHIBIT 4.26

                                                                  EXECUTION COPY

                       OWENS-BROCKWAY GLASS CONTAINER INC.

                      8 3/4% SENIOR SECURED NOTES DUE 2012

                          REGISTRATION RIGHTS AGREEMENT

                                                              New York, New York
                                                               November 13, 2002

Salomon Smith Barney Inc.
Banc of America Securities LLC
Deutsche Bank Securities Inc.
Banc One Capital Markets, Inc.
Scotia Capital (USA) Inc.
Goldman, Sachs & Co.
Barclays Capital Inc.
BNP Paribas Securities Corp.
Credit Lyonnais Securities (USA) Inc.
Fleet Securities, Inc.
McDonald Investments Inc.
SG Cowen Securities Corporation
BNY Capital Markets, Inc.
TD Securities (USA) Inc.
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

          Owens-Brockway Glass Container Inc., a corporation organized under the laws of Delaware (the "COMPANY"), proposes to issue and sell to certain purchasers (the "INITIAL PURCHASERS"), upon the terms set forth in a purchase agreement dated November 5, 2002 (the "PURCHASE AGREEMENT"), its 8 3/4% Senior Secured Notes due 2012 (the "NOTES") guaranteed by the Guarantors (the "GUARANTEES" and, together with the Notes, the "SECURITIES") relating to the initial placement of the Securities (the "INITIAL PLACEMENT"). To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition of your obligations thereunder, each of the Company and the Guarantors agree, as follows:

          1. DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

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          "AFFILIATE" of any specified Person shall mean any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

          "ADVICE" shall have the meaning set forth in Section 6 hereof.

          "BROKER-DEALER" shall mean any broker or dealer registered as such under the Exchange Act.

          "BROKER-DEALER TRANSFER RESTRICTED SECURITIES" shall mean New Securities that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Securities that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Securities acquired directly from the Company or any of its Affiliates).

          "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or in the city of the corporate trust office of the Trustee.

          "CLOSING DATE" shall mean the date of this Agreement.

          "COMMISSION" shall mean the Securities and Exchange Commission.

          "CONSUMMATE" an Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the New Securities to be issued in the Exchange Offer, (ii) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of New Securities in the same aggregate principal amount as the aggregate principal amount of Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "EXCHANGE OFFER" shall mean the registration by the Company and the Guarantors under the Act of the New Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for New Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

          "EXCHANGE OFFER REGISTRATION STATEMENT" shall mean a registration statement of the Company and the Guarantors on an appropriate form under the Act with respect to the Exchange Offer, all amendments and supplements to such registration statement, including post-

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effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "FINAL MEMORANDUM" shall have the meaning set forth in the Purchase Agreement.

          "GUARANTORS" shall mean the guarantors listed on the signature pages hereof (each individually, a "GUARANTOR" and collectively, the "GUARANTORS").

          "HOLDER" shall have the meaning set forth in Section 2(b) hereof.

          "INDEMNIFIED PARTY" shall have the meaning set forth in Section 8(c) hereof.

          "INDEMNIFYING PARTY" shall have the meaning set forth in Section 8(c) hereof.

          "INDENTURE" shall mean the Indenture, dated as of January 24, 2002, among the Company, the Guarantors and U.S. Bank, N.A., as trustee (the "Trustee"), as supplemented by the Third Supplemental Indenture, dated as of November 13, 2002, among the Company, the Guarantors and the Trustee, pursuant to which the Securities and the New Securities are to be issued as such Indenture and Third Supplemental Indenture may be amended or supplemented from time to time in accordance with the terms thereof.

          "INITIAL PLACEMENT" shall have the meaning set forth in the preamble hereto.

          "INITIAL PURCHASER" shall have the meaning set forth in the preamble hereto.

          "INTEREST PAYMENT DATE" shall have the meaning set forth in the Indenture and the Notes.

          "LIQUIDATED DAMAGES" shall have the meaning set forth in Section 5 hereof.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "NEW SECURITIES" shall mean debt securities of the Company, including guarantees thereon, identical in all material respects to the Securities (except that the cash interest, interest rate step-up provisions and transfer restrictions shall be modified or eliminated, as appropriate) to be issued under the Indenture in exchange for Transfer Restricted Securities.

          "NOTES" shall have the meaning set forth in the preamble hereto.

          "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "PROSPECTUS" shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to an Exchange Offer or a Shelf Registration, and all amendments and supplements thereto and all material incorporated by reference therein.

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          "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble hereto.

          "REGISTRATION DEFAULT" shall have the meaning set forth in Section 5 hereof.

          "REGISTRATION STATEMENT" shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the New Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

          "Securities" shall have the meaning set forth in the preamble hereto.

          "SHELF FILING DEADLINE" shall have the meaning set forth in Section 4(a) hereof.

          "SHELF REGISTRATION" shall mean a registration effected pursuant to
Section 4 hereof.

          "SHELF REGISTRATION STATEMENT" shall have the meaning set forth in
Section 4(a) hereof.

          "TRANSFER RESTRICTED SECURITIES" shall mean each Security, until the earliest to occur of (a) the date on which such Security has been exchanged by a Person other than a broker-dealer for a New Security in the Exchange Offer, (b) following the exchange by a broker-dealer in the Exchange Offer of a Security for a New Security, the date on which such New Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Security has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement, or (d) the date on which such Security is distributed to the public pursuant to Rule 144 under the Act.

          "TRUST INDENTURE ACT" shall mean the Trust Indenture Act of 1939, as amended.

          "TRUSTEE" shall mean the trustee with respect to the Securities under the Indenture.

          "UNDERWRITER" shall mean any underwriter of Securities in connection with an offering thereof under a Shelf Registration Statement.

          "UNDERWRITTEN REGISTRATION" or "UNDERWRITTEN OFFERING" shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

          2. SECURITIES SUBJECT TO THIS AGREEMENT.

          (a) TRANSFER RESTRICTED SECURITIES. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

          (b) HOLDERS OF TRANSFER RESTRICTED SECURITIES. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

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          3. REGISTERED EXCHANGE OFFER.

          (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company and the Guarantors shall (i) use their best efforts to cause to be filed with the Commission on or prior to 120 days after the Closing Date, the Exchange Offer Registration Statement under the Act relating to the New Securities and the Exchange Offer, (ii) use their commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective on or prior to 200 days after the Closing Date,
(iii) in connection with the foregoing, file (A) all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings in connection with the registration and qualification of the New Securities to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the New Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Broker-Dealer Transfer Restricted Securities by Broker-Dealers as contemplated by Section 3(c) below.

          (b) The Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; PROVIDED, HOWEVER, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the New Securities shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their commercially reasonable efforts to cause the Exchange Offer to be Consummated within 40 days after the Exchange Offer Registration Statement has become effective.

          (c) The Company shall indicate in a "PLAN OF DISTRIBUTION" section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Securities that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company or one of its Affiliates), may exchange such Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the New Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

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          The  Company and the Guarantors shall use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Broker-Dealer Transfer Restricted Securities acquired by Broker-Dealers, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 90 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

          The Company shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers promptly upon request at any time during such 90-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

          4. SHELF REGISTRATION.

          (a) SHELF REGISTRATION. If (i) the Company and the Guarantors are not permitted to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), or (ii) any Holder of Transfer Restricted Securities shall notify the Company on or prior to the 20th day following the Consummation of the Exchange Offer that (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the New Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and owns Securities acquired directly from the Company or an Affiliate of the Company, then, the Company and the Guarantors shall:

          (x) use their best efforts to cause to be filed a shelf registration statement pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "SHELF REGISTRATION STATEMENT") on or prior to 60 days after such filing obligation arises pursuant to this paragraph 4(a), (such date being the "SHELF FILING DEADLINE"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

          (y) use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or prior to 120 days after such filing obligation arises pursuant to paragraph 4(a) above.

The Company and the Guarantors shall use their commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this
Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a

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period of at least two years following the effective date of such Shelf
Registration Statement (or shorter period that will terminate when all the Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement).

          (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

          5. LIQUIDATED DAMAGES.

          If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement, (iii) the Exchange Offer has not been Consummated within 40 days after the Exchange Offer Registration Statement is declared effective or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), the Company and the Guarantors hereby agree to pay liquidated damages to each Holder of outstanding Securities ("LIQUIDATED DAMAGES") during the period of one or more Registration Defaults, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to 0.25% per annum (which amount will be increased by an additional 0.25% per annum for each subsequent 90-day period that any Liquidated Damages continue to accrue; provided that the amounts at which Liquidated Damages accrue may in no event exceed 1.0% per annum) in respect of the Transfer Restricted Securities held by such Holder until the applicable Registration Statement is filed, the Exchange Offer Registration Statement is declared effective and the Exchange Offer is Consummated or the Shelf Registration Statement is declared effective or again becomes effective, as the case may be. All accrued Liquidated Damages will be paid by the Company and the Guarantors on each Interest Payment Date to Holders of global Securities by wire transfer of immediately available funds or by federal funds check and to holders of certificated Securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease; PROVIDED, HOWEVER, that, if after the cessation of the accrual of Liquidated Damages, a different Registration Default occurs, Liquidated Damages shall again accrue pursuant to the foregoing provisions.

          All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such

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security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Security shall have been satisfied in full.

          6. REGISTRATION PROCEDURES.

          (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Exchange Offer, the Company and the Guarantors shall comply with the applicable provisions of Section 6(c) below, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (which shall be in a manner consistent with the terms of this Agreement), and shall comply with all of the following provisions:

               (i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Securities. The Company and the Guarantors each hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company and the Guarantors each hereby agree, however, to (A) participate in telephonic conferences with the staff of Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) use commercially reasonable efforts to diligently pursue a favorable resolution by the Commission staff of such submission.

               (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Securities to be issued in the Exchange Offer and
     (C) it is acquiring the New Securities in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's and the Guarantor's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer
     (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause
     (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as

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     applicable, of Regulation S-K under the Act if the resales are of New
     Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Company or one of its Affiliates.

               (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., INC. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the New Securities to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the New Securities in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the New Securities received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above.

          (b) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, the Company and the Guarantors shall comply with all the provisions of Section 6(c) below and shall use their commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company and the Guarantors will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

          (c) GENERAL PROVISIONS. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Broker-Dealer Transfer Restricted Securities by Broker-Dealers), the Company and the Guarantors shall:

               (i) use their commercially reasonable efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their commercially reasonable efforts to cause such amendment to be declared

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     effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

               (ii) use commercially reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

               (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

               (iv) in the case of a Shelf Registration Statement, furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least three Business Days, and neither the Company nor the Guarantors will file any such Registration

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     Statement or Prospectus or any amendment or supplement to any such
     Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

               (v) in connection with any underwritten offering pursuant to a Shelf Registration Statement, promptly prior to the filing of any document that is to be incorporated by reference into a Shelf Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers, each selling Holder named in any Shelf Registration Statement, and to the underwriter(s), if any, make the Company's representatives and representatives of the Guarantors available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

               (vi) in connection with any underwritten offering pursuant to a Shelf Registration Statement, make available at reasonable times during normal business hours for inspection by the Initial Purchasers, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

               (vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company or a Guarantor is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

               (viii) furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

               (ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

               (x) in connection with any underwritten offering of Transfer Restricted Securities pursuant to a Shelf Registration Statement, enter into, and cause the Guarantors to enter into, such agreements (including an underwriting agreement), and make, and cause the Guarantors to make, such representations and warranties, and take all such other actions in connection therewith reasonably necessary to expedite or facilitate the disposition of the Transfer Restricted Securities, all to such extent as may be reasonably requested by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to underwritten offerings of Transfer Restricted Securities pursuant to a Shelf Registration Statement contemplated by this Agreement and shall:

                       (A) furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer and, if applicable, the effectiveness of the Shelf Registration Statement:

                            (1) a certificate, dated the date of effectiveness of the Shelf Registration Statement, signed by (y) the Chairman of the Board, the Chief Executive Officer, President, any Executive Vice President or any Vice President and (z) a principal financial or accounting officer of each of the Company and Owens-Illinois Group, Inc., confirming, as of the date thereof, the matters set forth in paragraphs (i) and (ii) of
               Section 6(c) of the Purchase Agreement or such other matters as such parties may reasonably request;

                            (2) opinions, dated the date of effectiveness of the Shelf Registration Statement of counsel for the Company and the Guarantors, covering the matters set forth in paragraph (a) of Section 6 of the Purchase Agreement and Exhibits B and C referred to therein and such other matters as such parties may reasonably request; and

                            (3) a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letter delivered pursuant to Section 6(e) of the Purchase Agreement;

                       (B) set forth in full or incorporate by reference in the underwriting agreement, if any, indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section (or such other provisions or procedures acceptable to selling Holders representing a majority in aggregate principal amount of Transfer Restricted Securities covered by such Shelf Registration Statement and the underwriters, if any); and

                       (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or the Guarantors pursuant to this clause (x), if any.

          If at any time the representations and warranties of the Company and the Guarantors contemplated in clause (A)(1) above cease to be true and correct in all material respects, the Company or the Guarantors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

               (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; PROVIDED, HOWEVER, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to any Registration Statement, in any jurisdiction where it is not then so subject;

               (xii) shall issue, upon the request of any Holder of Securities covered by the Shelf Registration Statement, New Securities, having an aggregate principal amount equal to the aggregate principal amount of Securities surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such New Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such New Securities, as the case may be; in return, the Securities held by such Holder shall be surrendered to the Company for cancellation;

               (xiii) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

               (xiv) use their commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

               (xv) if any fact or event contemplated by clause 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

               (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depositary Trust Company;

               (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use their commercially reasonable efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

               (xviii) otherwise use their commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to the Company's security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

               (xix) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate, and cause the Guarantors to cooperate with, with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute, and use their commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

               (xx) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 or Section 15 of the Exchange Act or provide each such requesting Holder the location where such Holder can obtain such information without charge.

          Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company or any Guarantor of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company or any Guarantor shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in
Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xv) hereof or shall have received the Advice; HOWEVER, no such extension shall be taken into account in determining whether Liquidated Damages are due pursuant to Section 5 hereof or the amount of such Liquidated Damages, it being agreed that the Company's and the Guarantor's option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5.

          7. REGISTRATION EXPENSES.

          (a) All expenses incident to the Company's or the Guarantors' performance of or compliance with this Agreement will be borne by the Company or the Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the New Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone;
(iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) below, the Holders of Transfer Restricted Securities;
(v) all application and filing fees in connection with listing the New Securities on a national securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

          The Company and the Guarantors will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

          (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Simpson Thacher & Bartlett or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

          8. INDEMNIFICATION.

          (a) INDEMNIFICATION OF THE HOLDERS. The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Holder, its directors, officers and employees, and each person, if any, who controls any Holder within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Holder or such controlling person may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or Owens-Illinois Group, Inc.), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Holders expressly for use in any Registration Statement or Prospectus; PROVIDED, FURTHER, that the foregoing indemnity agreement shall not inure to the benefit of any Holder, its directors, officers and employees, and each person, if any, who controls such Holder within the meaning of the Act and the Exchange Act, who, in contravention of a requirement of applicable law, failed to deliver, or otherwise convey the information contained in, any Prospectus (as then amended or supplemented) to the person asserting any losses, claims, damages, liabilities or expenses, caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus (as then amended or supplemented) and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and the Prospectus and any amendment or supplement thereto was provided by the Company to the Holder in the requisite quantity and on a timely basis to permit proper delivery on or prior to the closing of such sale by such Holder. The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that the Company or any of the Guarantors may otherwise have.

          (b) INDEMNIFICATION OF THE COMPANY, THE GUARANTORS AND THEIR DIRECTORS AND OFFICERS. Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors and each of their respective directors, and each person, if any, who controls the Company or the Guarantors, as the case may be, within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or such Guarantor or any such director, or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Holder), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement or Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Holders expressly for use therein; and to reimburse the Company and the Guarantors, or any such director or controlling person for any legal and other expenses reasonably incurred by the Company and the Guarantors, or any such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that each Holder may otherwise have. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of proceeds received by such Holder upon the sale of the Securities giving rise to such indemnification obligation.

          (c) NOTIFICATIONS AND OTHER INDEMNIFICATION PROCEDURES. Promptly after receipt by any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b) (the "INDEMNIFIED PARTY") of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any person against whom indemnity may be sought pursuant to
Section 8(a) or 8(b) (the "INDEMNIFYING PARTY"), notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party shall be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of legal counsel, that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or
(ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d) SETTLEMENTS. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this
Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

          (e) CONTRIBUTION. If the indemnification provided for in this Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Section 8(a) or Section 8(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which, in the case of the Company and the Guarantors shall be deemed to be equal to the total gross proceeds from the Initial Placement as set forth on the cover page to the Final Memorandum), the amount of Liquidated Damages which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from Initial Placement (before deducting expenses) received by the Company and the Guarantors, on the one hand, and the total net proceeds received by such Holder upon its resale of Notes less the amount paid by such Holder for such Notes, on the other hand, bear to the total sum of such amounts. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or such Holder, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For the purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors and the information supplied by the Company shall also be deemed to have been supplied by the Guarantors.

          The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in this
Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8(e); PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under this Section 8 for purposes of indemnification.

          The Company, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e). Notwithstanding the provisions of this Section 8(e), no Holder shall be required to contribute any amount in excess of the amount by which the total net proceeds received by such Holder upon its resale of Notes exceeds the sum of the amount paid by such Holder for such Notes (or, if such Notes have not been sold by such Holder, the total discount received by such Holder with respect to such Notes) and the amount of any damages which such Holder has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(e) are several, and not joint, in proportion to the respective principal amount of Notes held by each of the Holders hereunder. For purposes of this Section 8(e), each director, officer and employee of an Holder and each person, if any, who controls an Holder within the meaning of the Act and the Exchange Act shall have the same rights to contribution as such Holder, and each director of the Company and the Guarantors, and each person, if any, who controls the Company with the meaning of the Act and the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

          (f) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          9. RULE 144A.

          The Company and the Guarantors each hereby agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

          10. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

          No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

          11. SELECTION OF UNDERWRITERS.

          The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering shall be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; PROVIDED, that such investment bankers and managers must be reasonably satisfactory to the Company.

          12. MISCELLANEOUS.

          (a) REMEDIES. The Company and the Guarantors each hereby agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) NO INCONSISTENT AGREEMENTS. The Company shall not, and shall cause the Guarantors not to, on or after the date of this Agreement enter into any agreement with respect to the Company's securities that would prevent the Company or any Guarantor from satisfying its obligations hereunder or that would otherwise conflict with the provisions hereof. Other than the Registration Rights Agreement dated as of January 24, 2002 with respect to the Company's 8 7/8% Senior Secured Notes due 2009, neither the Company nor any of the Guarantors has entered into any agreement granting any registration rights with respect to the Company's securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

          (c) ADJUSTMENTS AFFECTING THE SECURITIES. Neither the Company nor the Guarantors shall take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

          (d) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; PROVIDED THAT, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

          (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

               (ii)    if to the Company:

                               Owens-Brockway Glass Container Inc.
                               One SeaGate
                               Toledo, OH 43666
                               Telecopier No.: 419-247-1218
                               Attention: Treasurer

                       With a copy to:

                               Latham & Watkins
                               505 Montgomery Street, Suite 1900
                               San Francisco, CA 94111

                               Telecopier No.: 415-395-8095
                               Attention: Tracy K. Edmonson, Esq.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

          (f) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

          (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (j) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company and the Guarantors with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (k) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (l) SECURITIES HELD BY THE COMPANY, ETC. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or New Securities is required hereunder, Securities or New Securities, as applicable, held by the Company or its

Affiliates (other than subsequent Holders of Securities or New Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or New Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a building agreement among the Company, each of the Guarantors and the several Initial Purchasers.

                                      Very truly yours,

                                      OWENS-BROCKWAY GLASS CONTAINER INC.


                                      By: /s/ James W. Baehren
                                          ---------------------------
                                          Name:  James W. Baehren
                                          Title: Vice President


                                      On behalf of each entity named on the
                                      attached EXHIBIT A, in the capacity set
                                      forth for such entity on such EXHIBIT A


                                      By: /s/ James W. Baehren
                                          ---------------------------
                                          Name:  James W. Baehren


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

SALOMON SMITH BARNEY INC.
BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANK SECURITIES INC.
BANC ONE CAPITAL MARKETS, INC.
SCOTIA CAPITAL (USA) INC.
GOLDMAN, SACHS & CO.
BARCLAYS CAPITAL INC.
BNP PARIBAS SECURITIES CORP.
CREDIT LYONNAIS SECURITIES (USA) INC.
FLEET SECURITIES, INC.
MCDONALD INVESTMENTS INC.
SG COWEN SECURITIES CORPORATION
BNY CAPITAL MARKETS, INC.
TD SECURITIES (USA) INC.


By:  SALOMON SMITH BARNEY INC.

By: /s/ Scott W. Baird
    ------------------------
    Name: Scott W. Baird
    Title: Managing Director and Global Co-Head of Basic Industries

                                                                       EXHIBIT A

                                             TITLE OF OFFICER EXECUTING
          NAME OF ENTITY                      ON BEHALF OF SUCH ENTITY
          --------------                     --------------------------
ACI America Holdings Inc.                  Vice President and Secretary

Anamed International, Inc.                 Vice President and Secretary

BriGam Medical, Inc.                       Vice President and Secretary

BriGam Ventures, Inc.                      Vice President and Secretary

BriGam, Inc.                               Vice President and Secretary

Brockway Realty Corporation                Vice President and Secretary

Brockway Research, Inc.                    Vice President and Secretary

Continental PET Technologies, Inc.         Vice President and Secretary

Marc Industries, Inc.                      Vice President and Secretary

Martell Medical Products, Incorporated     Vice President and Secretary

NHW Auburn, LLC                            Vice President and Secretary of its
                                           sole member

OB Cal South Inc.                          Vice President and Secretary

OI AID STS Inc.                            Vice President and Secretary

OI Auburn Inc.                             Vice President and Secretary

OI Australia Inc.                          Vice President and Secretary

OI Brazil Closure Inc.                     Vice President and Secretary

OI California Containers Inc.              Vice President and Secretary

OI Castalia STS Inc.                       Vice President and Secretary

OI Consol STS Inc.                         Vice President and Secretary

OI Ecuador STS Inc.                        Vice President and Secretary

OI Europe & Asia Inc.                      Vice President and Secretary

OI General Finance Inc.                    Vice President and Secretary

OI General FTS Inc.                        Vice President and Secretary

                                             TITLE OF OFFICER EXECUTING
          NAME OF ENTITY                      ON BEHALF OF SUCH ENTITY
          --------------                     --------------------------
O-I Health Care Holding Corp.              Vice President and Secretary

O-I Holding Company, Inc.                  Vice President and Secretary

OI Hungary Inc.                            Vice President and Secretary

OI International Holdings Inc.             Vice President and Secretary

OI Levis Park STS Inc.                     Vice President and Secretary

OI Medical Holdings Inc.                   Vice President and Secretary

OI Medical Inc.                            Vice President and Secretary

OI Peru STS Inc.                           Vice President and Secretary

OI Plastic Products FTS Inc.               Vice President and Secretary

OI Poland Inc.                             Vice President and Secretary

OI Puerto Rico STS Inc.                    Vice President and Secretary

OI Regioplast STS Inc.                     Vice President and Secretary

OI Venezuela Plastic Products Inc.         Vice President and Secretary

OIB Produvisa Inc.                         Vice President and Secretary

Overseas Finance Company                   Vice President and Secretary

Owens-BriGam Medical Company               Vice President and Secretary of each
                                           general partner

Owens-Brockway Glass Container Trading     Vice President and Secretary
Company

Owens-Brockway Packaging, Inc.             Vice President and Secretary

Owens-Brockway Plastic Products Inc.       Vice President and Secretary

Owens-Illinois Closure Inc.                Vice President and Secretary

Owens-Illinois General Inc.                Vice President and Secretary

Owens-Illinois Group, Inc.                 Vice President, Director of Finance
                                           and Secretary

                                             TITLE OF OFFICER EXECUTING
          NAME OF ENTITY                      ON BEHALF OF SUCH ENTITY
          --------------                     --------------------------
                                           Secretary

Owens-Illinois Prescription Products Inc.  Vice President and Secretary

Owens-Illinois Specialty Products Puerto   Vice President and Secretary
Rico, Inc.

Product Design & Engineering, Inc.         Vice President and Secretary

SeaGate II, Inc.                           Vice President and Secretary

SeaGate III, Inc.                          Vice President and Secretary

SeaGate, Inc.                              Vice President and Secretary

Specialty Packaging Licensing Company      Vice President and Secretary

Universal Materials, Inc.                  Vice President and Secretary

                                        3